EXHIBIT 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of the undersigned agree to joint filing of an Amended Statement on Schedule 13D, including all amendments thereto, on their behalf with respect to the Common Stock of Toreador Resources Corporation, a Delaware corporation, owned by each of them.
In witness whereof, each of the undersigned hereby execute this Joint Filing Agreement as of March 25, 2010.

/s/ Frederic Auberty
Frederic Auberty

By:	/s/ Frederic Auberty
Frederic Auberty, as attorney-in-fact
for Antonia Lee

THE ESTATE OF WILLIAM I. LEE, DECEASED
By:	/s/ Antonia Lee
Antonia Lee, Independent Executrix

AUBERTY CO., INC.
By:	/s/ Frederic Auberty
Frederic Auberty, President

AUBERTY 2001 TRUST
By:	/s/ Frederic Auberty
Frederic Auberty, Trustee

WILCO PROPERTIES, INC.
By:	/s/ Frederic Auberty
Frederic Auberty, Chairman

ALEXANDER AUBERTY TRUST
By:	/s/ Jeff Doumany
Jeff Doumany, Trustee

WILLIAM AUBERTY TRUST
By:	/s/ Jeff Doumany
Jeff Doumany, Trustee

/s/ Jeff Doumany
Jeff Doumany, Trustee